Exhibit 99.1
                                  ------------

AB



                                  NEWS RELEASE




For release:  Immediate
Contact: James M. DeAngelis - (212) 308-5800



Commodore Applied Technologies, Inc.
        o   Reports Second Quarter 2005 Results
        o   Announces Progress on EDAM Contract
        o   Competes for Additional contracts


NEW YORK, NY - August 23, 2005 - Commodore  Applied  Technologies,  Inc. (OTCBB:
CXII), today announced financial results for the three and six months ended June 30, 2005 (see table below).

              Commodore Applied Technologies, Inc. and Subsidiaries
                Condensed, Consolidated Statements of Operations
            (Unaudited - dollars in thousands, except per share data)


                                             Three Months  Ended      Six Months  Ended
                                                 June  30,                June  30,
                                             2005        2004        2005         2004
                                             ----        ----        ----         ----
Revenues                                     $2,733       $112       $4,359          $294

Loss from Operations                          ($305)     ($681)       ($634)      ($1,267)

Net Loss                                      ($507)     ($778)       ($984)      ($1,447)

Net Loss Per Share - Basic and Diluted       ($0.00)    ($0.01)      ($0.01)       ($0.01)

Weighted Average Number of Shares

Outstanding - Basic and Diluted             148,848    127,235      140,416       123,921



                                     -more-

                                             CXII Reports Second Quarter Results
                                                                 August 23, 2005
                                                                          Page 2



Commodore's  Chairman and CEO Mr.  Shelby  Brewer  stated "I am pleased with the steady  improvement in our financial  performance  over the past six months--our wholly owned  subsidiary  Commodore  Advanced  Sciences is now profitable  owing largely  to our  contract  with  Bechtel  Jacobs at Oak Ridge for  environmental monitoring  and  data  management  (EDAM).  This  contract  has  grown  in scope significantly beyond our original expectations."


Brewer continued:  "As we have noted in earlier  statements,  we are rolling out this engineering service to other Department of Energy and Department of Defense sites.  We have bid,  again  with SAIC,  a similar  scope to the  Department  of

Energy's Idaho Site."


Brewer continued: "It has been my experience,  both as a contractor and a buyer,

that once present on a site, other related or non-related  work flows,  provided that value is added. A company such as Commodore  becomes a member of a `family'

of  contractors  serving that site.  This has been true at Oak Ridge.  It is our intent to penetrate this threshold at Idaho and other Energy  Department  sites.

Site presence and  operations  also serves as a `wicking  agent' for our SET(TM)

applications."




                                     -more-

                                             CXII Reports Second Quarter Results
                                                                 August 23, 2005
                                                                          Page 3



Commodore Applied  Technologies,  Inc. is a diverse technical  solutions company focused on high-end  environmental  markets.  The Commodore  family of companies includes  subsidiaries  Commodore  Solution  Technologies and Commodore Advanced

Sciences.  The Commodore  companies provide technical  engineering  services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at

www.commodore.com.


This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.


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